EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX ANNOUNCES RELEASE DATE

OF 2005 FINANCIAL RESULTS

Will Do Conference Call

REDWOOD CITY, Calif., March 8, 2006 – Ampex Corporation (Nasdaq:AMPX) today announced that it intends to issue its preliminary unaudited year-end and fourth quarter 2005 earnings release to the press after the markets close on Wednesday, March 15, 2006. A copy of the earning release will be posted on the Company’s website (www.ampex.com).

Edward Bramson, Chairman, and Craig McKibben, Vice President and CFO, will preside over a conference call with analysts, the media and shareholders to review the Company’s financial results. The conference call is scheduled to begin at 4:30 p.m. eastern time on Wednesday, March 15, 2006. To access the conference call, interested parties should dial (866) 814-1917 a few minutes before the start of the call. The identification number for the call is 871676 and an operator will take your name. An audio replay of the call will be available on the Ampex website from March 16, 2006 to March 22, 2006.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This release may contain information about the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by such forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties disclosed in its Annual report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as other documents periodically filed with the Securities and Exchange Commission.